Exhibit 99.2

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE

Year Ended
Dollars in thousands (except share and per share data)	March 31, 2005

AMERCO and Consolidated Entities
Earnings per common share basic and diluted	$3.68
Nonrecurring litigation proceeds, net of taxes	(1.56)
Earnings per common share basic and diluted before nonrecurring litigation proceeds	$2.12

Nonrecurring litigation proceeds, net of fees	$51,341
Income tax expense attributable to litigations proceeds	(18,853)
Nonrecurring litigation proceeds, net of taxes	$32,488
Nonrecurring litigation proceeds, net of taxes, per common share basic and diluted	$1.56
Weighted average shares outstanding: Basic and diluted	20,804,773

Year Ended
March 31, 2004
AMERCO and Consolidated Entities
Loss per common share basic and diluted	$(0.76)
Nonrecurring restructuring charges, net of taxes	1.31
Earnings / (loss) per common share basic and diluted before nonrecurring restructuring charges	$0.55

Nonrecurring restructuring charges	$44,097
Income tax benefit attributable to restructuring charges	(16,977)
Nonrecurring restructuring charges, net of taxes	$27,120
Nonrecurring restructuring charges, net of taxes, per common share basic and diluted	$1.31
Weighted average shares outstanding: Basic and diluted	20,749,998

Quarter Ended
AMERCO and Consolidated Entities	March 31, 2004
Loss per common share basic and diluted	$(2.70)
Nonrecurring restructuring charges, net of taxes	1.01
Earnings / (loss) per common share basic and diluted before nonrecurring restructuring charges	$(1.69)

Nonrecurring restructuring charges	$32,100
Income tax benefit attributable to restructuring charges	(11,075)
Nonrecurring restructuring charges, net of taxes	$21,025
Nonrecurring restructuring charges, net of taxes, per common share basic and diluted	$1.01
Weighted average shares outstanding: Basic and diluted	20,774,689